UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2014
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of May 1, 2014, Uranerz Energy Corporation (the “Company”) entered into new Change in Control Severance Agreements with four of its executive officers: Executive Chairman Dennis Higgs, Chief Executive Officer Glenn Catchpole, President & Chief Operating Officer W. Paul Goranson, and Senior Vice President & Chief Financial Officer Benjamin Leboe. The new Change in Control Severance Agreements replace and supersede change in control agreements (the “previous agreements”) between the Company and three of its executive officers: Executive Chairman Dennis Higgs, Chief Executive Officer Glenn Catchpole and Senior Vice President, Finance & Chief Financial Officer Benjamin Leboe.

The Company has entered into the Change in Control Severance Agreements in order to encourage the continued employment of key executives and their continued dedication to their duties without distraction that may result from the possibility of a change in control. The terms of the Change in Control Severance Agreements have been changed from the previous agreements which had provided that Messrs. Higgs, Catchpole and Leboe could trigger a severance entitlement, upon a change of control as defined, of five times their base salaries, in the case of Messrs. Higgs and Catchpole and three times his base salary, in the case of Mr. Leboe. Under the new Change in Control Severance Agreements, the executive officer will be entitled to certain severance benefits if, following a “change of control” (as defined in the agreement), the Company terminates the executive’s employment without “cause”, as defined in the agreement, or the executive terminates his employment with the Company for “good reason” (as defined in the agreement). In such event, each executive officer would be entitled to receive his base salary through to the date of termination, a pro-rated target bonus for the year of termination and two times his base salary and target bonus, in each case as in effect on the date of the change in control, or the date of termination (whichever is higher).

The new form of Change In Control Severance Agreements provides that each executive officer will be prohibited, for a one year period after his termination, from soliciting employees or customers or suppliers of the Company and each executive officer will be subject to confidentiality restrictions. Following termination of employment the executive officer will be required to sign a release of claims against the Company prior to receiving severance benefits under the agreement.

The above description of the new form of Change in Control Severance Agreement with four of the Company’s executive officers is qualified in its entirety by the full text of the form of Change in Control Severance Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K. which is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Change in Control Severance Agreement between Uranerz Energy Corporation and certain executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: May 6, 2014	By:	/s/ “Sandra MacKay”
Sandra MacKay
Corporate Secretary